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                                                                  Exhibit 5.1

                 [LETTERHEAD OF CHERNESKY, HEYMAN & KRESS P.L.L.]


449-2800




                                 July 11, 1997





The Sportsman's Guide, Inc.
411 Farwell Avenue
South St. Paul, MN  55075

Gentlemen:

     We have acted as counsel for The Sportsman's Guide, Inc., a Minnesota corporation (the "Company"), in connection with the proposed offering by the Company and certain shareholders of the Company (the "Selling Shareholders") of up to an aggregate of 2,300,000 shares of the Company's Common Stock, $.01 par value (the "Shares") pursuant to a Registration Statement on Form S-2 under the Securities Act of 1933 filed with the Securities and Exchange Commission. Of the Shares, 1,600,000 are being offered by the Company and are referred to herein as the "Company Shares," and 700,000 (including 300,000 shares subject to an over-allotment option granted by the Selling Shareholders to the Underwriters named in the Registration Statement) are being offered by the Selling Shareholders and are referred to herein as the "Selling Shareholders Shares."

     For purposes of rendering this opinion, we have examined the Company's Restated Articles of Incorporation, as amended, and the various corporate records and proceedings relating to the organization of the Company and the issuance of the Shares, and have made investigation of such other matters as in our judgment permit us to render an informed opinion on the matters set forth herein.

     Based on the foregoing, it is our opinion that:

     1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota.

     2. The Company Shares have been duly authorized and, upon issuance thereof and payment therefor in accordance with the Underwriting Agreement filed as an exhibit to the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.



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CHERNESKY, HEYMAN & KRESS P.L.L.

July 11, 1997
Page 2




     3. The Selling Shareholders Shares are duly authorized, validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement on Form S-2, and we consent to the reference to our firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                                          Very truly yours,


                                          CHERNESKY, HEYMAN & KRESS P.L.L.

                                          Chernesky, Heyman & Kress P.L.L.